Exhibit 99.1

Contact:	Richard S. Lindahl
	Chief Financial Officer	1919 North Lynn Street
	(571) 303-6956	Arlington, Virginia 22209
	jconnor@executiveboard.com	www.exbd.com
THE CORPORATE EXECUTIVE BOARD REPORTS FOURTH-QUARTER RESULTS,
PROVIDES 2011 GUIDANCE AND INCREASES QUARTERLY CASH DIVIDEND
Arlington, Virginia — (February 9, 2011) — The Corporate Executive Board Company (“CEB” or the “Company”) (NYSE: EXBD) today announces financial results for the fourth quarter and year ended December 31, 2010. Revenues increased 8.4% to $117.0 million for the fourth quarter of 2010 from $108.0 million for the fourth quarter of 2009. Net income and Adjusted net income for the fourth quarter of 2010 was $10.8 million, or $0.31 per diluted share, compared to net income of $13.4 million, or $0.39 per diluted share, for the same period of 2009. Adjusted net income was $13.7 million and Non-GAAP diluted earnings per share was $0.40 for the fourth quarter of 2009, which excludes the after-tax effects of restructuring costs and gain on acquisition (see Non-GAAP Financial Measures below).
For 2010, revenues were $438.9 million, a 0.9% decrease from $442.9 million for 2009. Net income for 2010 decreased to $40.4 million from $45.6 million for 2009. Diluted earnings per share for 2010 was $1.17, a decrease from $1.33 for 2009. Adjusted net income was $48.2 million and Non-GAAP diluted earnings per share was $1.40 for 2010, compared to Adjusted net income of $57.7 million and Non-GAAP diluted earnings per share of $1.68 for 2009 (see Non-GAAP Financial Measures below).
Contract Value at December 31, 2010 increased 13.5% to $447.1 million compared to December 31, 2009 as a result of improved cross-sales of large corporate memberships, the acquisition of Iconoculture, and an increase in the purchase of memberships by middle market clients. As previously discussed, growth from these factors was offset to some degree by reductions in Contract Value as a result of discontinued programs. The average cross-sell ratio was 2.96, reflecting cross-sell ratios of 3.41 for the traditional large corporate market and 1.88 for middle market customers.
“We are pleased with the progress we made against our core priorities in 2010,” said Thomas Monahan, Chairman and Chief Executive Officer. “Through their energy and focus, our teams around the world delivered on our financial commitments, maintained our relentless dedication to serving critical member needs, and laid the foundation for continued, sustainable growth.
For 2011 and beyond, we’ll help member companies drive higher levels of performance with our uniquely valuable insights and data, actionable tools, and engaging service. Our 2011 plan calls for us to balance continued growth and strong profitability with select investments in new products and markets.”
OUTLOOK FOR 2011
The Company announces 2011 annual guidance as follows: Revenues of $475 to $495 million; Non-GAAP diluted earnings per share of $1.45 to $1.65; Depreciation and amortization expense of $17.0 to $18.0 million; capital expenditures of approximately $8.0 to $10.0 million; and an Adjusted EBITDA margin of between 22.0% and 23.5%.

QUARTERLY DIVIDEND
CEB is increasing its quarterly dividend 36% to $0.15 from $0.11 per share. The Company will fund its dividend payments with cash on hand and cash generated from operations. The dividend is payable on March 31, 2011 to stockholders of record at the close of business on March 15, 2011.
NON-GAAP FINANCIAL MEASURES
This press release and the accompanying tables include a discussion of EBITDA, Adjusted EBITDA, Adjusted net income, and Non-GAAP diluted earnings per share, which are non-GAAP financial measures provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “EBITDA” refers to a financial measure that we define as earnings before interest income, net, depreciation and amortization, and provision for income taxes. The term “Adjusted EBITDA” refers to a financial measure that we define as earnings before interest income, net, depreciation and amortization, provision for income taxes, impairment loss, costs associated with exit activities, restructuring costs, and gain on acquisition. The term “Adjusted net income” refers to net income excluding the after tax effects of impairment loss, costs associated with exit activities, restructuring costs, and gain on acquisition. “Non-GAAP diluted earnings per share” refers to diluted earnings per share excluding the after tax per share effects of impairment loss, costs associated with exit activities, restructuring costs, and gain on acquisition.
These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but they should not be considered a substitute for, or superior to, GAAP results. We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP results is provided below.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net income	$10,761	$13,434	$40,363	$45,629
Interest income, net	(410)	(389)	(1,526)	(1,787)
Depreciation and amortization	5,172	5,642	20,462	22,991
Provision for income taxes	7,479	7,405	28,047	27,989

EBITDA	$23,002	$26,092	$87,346	$94,822
Impairment loss	—	—	12,645	—
Costs associated with exit activities	—	—	—	11,518
Restructuring costs	—	1,053	—	8,568
Gain on acquisition	—	(680)	—	(680)

Adjusted EBITDA	$23,002	$26,465	$99,991	$114,228

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net income	$10,761	$13,434	$40,363	$45,629
Adjustments, net of tax:
Impairment loss	—	—	7,789	—
Costs associated with exit activities	—	—	—	7,141
Restructuring costs	—	653	—	5,312
Gain on acquisition	—	(422)	—	(422)

Adjusted net income	$10,761	$13,665	$48,152	$57,660

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
GAAP diluted earnings per share	$0.31	$0.39	$1.17	$1.33
Adjustments, net of tax:
Impairment loss	—	—	0.23	—
Costs associated with exit activities	—	—	—	0.20
Restructuring costs	—	0.02	—	0.16
Gain on acquisition	—	(0.01)	—	(0.01)

Non-GAAP diluted earnings per share	$0.31	$0.40	$1.40	$1.68

With respect to the Company’s 2011 annual guidance, reconciliations of Non-GAAP diluted earnings per share to GAAP diluted earnings per share, Adjusted net income to net income and Adjusted EBITDA to net income as projected for 2011 are not provided because CEB cannot, without unreasonable effort, determine the components of GAAP diluted earnings per share and net income to provide reconciliations to Non-GAAP diluted earnings per share and Adjusted EBITDA for its 2011 fiscal year with certainty at this time.
We believe that EBITDA, Adjusted EBITDA, Adjusted net income, and Non-GAAP diluted earnings per share are relevant and useful supplemental information for our investors. We use these non-GAAP financial measures for internal budgeting and other managerial purposes, when publicly providing the Company’s business outlook and as a measurement for potential acquisitions. A limitation associated with EBITDA and Adjusted EBITDA is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. Management compensates for these limitations by also relying on the comparable GAAP financial measure of income from operations, which includes depreciation and amortization.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements using words such as estimates, expects, anticipates, projects, plans, intends, believes, forecasts and variations of such words or similar expressions are intended to identify forward-looking statements. In addition, statements about anticipated future financial results, such as our 2011 guidance, are forward-looking statements. You are hereby cautioned that these statements are based upon our expectations at the time we make them and may be affected by important factors including, among others, the factors set forth below and in our filings with the U.S. Securities and Exchange Commission, and consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, our dependence on renewals of our membership-based services, the sale of additional programs to existing members and our ability to attract new members, our potential failure to adapt to changing member needs and demands, our potential inability to attract and retain a significant number of highly skilled employees, risks associated with the results of restructuring plans, fluctuations in operating results, our potential inability to protect our intellectual property rights, our potential exposure to loss of revenue resulting from our unconditional service guarantee, exposure to litigation related to our content, various factors that could affect our estimated income tax rate or our ability to use our existing deferred tax assets, changes in estimates or assumptions used to prepare our financial statements, our potential inability to make, integrate and maintain acquisitions and investments, the amount and timing of the benefits expected from acquisitions and investments, and our potential inability to effectively anticipate, plan for and respond to changing economic and financial markets conditions, especially in light of ongoing uncertainty in the worldwide economy and possible volatility of our stock price. These and other factors are discussed more fully in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our filings with the U.S. Securities and Exchange Commission, including, but not limited to, our 2009 Annual Report on Form 10-K. The forward-looking statements in this press release are made as of February 9, 2011, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.
ABOUT THE CORPORATE EXECUTIVE BOARD COMPANY
The Corporate Executive Board drives faster, more effective decision making among the world’s leading executives and business professionals. As the premier, network-based knowledge resource, The Corporate Executive Board provides customers with the authoritative and timely guidance needed to excel in their roles, take decisive action and improve company performance. Powered by an executive network that spans more than 50 countries and represents approximately 85% of the world’s Fortune 500 companies, The Corporate Executive Board offers unique research insights along with an integrated suite of exclusive tools and resources that enable the world’s most successful organizations to deliver superior business outcomes. For more information, visit www.exbd.com.

THE CORPORATE EXECUTIVE BOARD COMPANY
Financial Highlights and Other Operating Statistics
(In thousands, except percentages and per share data)

	Selected	Three Months Ended		Selected	Year Ended
	Percentage	December 31,		Percentage	December 31,
	Changes	2010	2009	Changes	2010	2009
		(Unaudited)			(Unaudited)

Financial Highlights (GAAP, as reported):
Revenues	8.4%	$117,042	$107,952	(0.9)%	$438,907	$442,906
Net income		$10,761	$13,434		$40,363	$45,629
Basic earnings per share		$0.31	$0.39		$1.18	$1.34
Diluted earnings per share		$0.31	$0.39		$1.17	$1.33
Weighted average shares outstanding:
Basic		34,310	34,145		34,256	34,111
Diluted		34,666	34,398		34,553	34,293

Other Operating Statistics:
Contract value (In thousands)					$447,051	$393,737
Average subscription price					$28,685	$28,552
Member institutions					5,271	4,812
Total membership subscriptions					15,585	13,790
Average subscriptions per member institution*					2.96	2.87
Client renewal rate**					83%	78%

*
Also known as “cross-sell ratio,” represents the average across all subscription memberships, including the traditional large company market average of 3.41 and 3.30 and the middle market average of 1.88 and 1.79 in 2010 and 2009, respectively.

**	Represents a client renewal rate of 88% and 83% for our traditional large company market and 74% and 70% for the middle market in 2010 and 2009, respectively.

THE CORPORATE EXECUTIVE BOARD COMPANY
Operating Statistic and Statements of Operations
(In thousands, except percentages and per share data)

	Selected	Three Months Ended		Selected	Year Ended
	Percentage	December 31,		Percentage	December 31,
	Changes	2010	2009	Changes	2010	2009
		(Unaudited)			(Unaudited)

Operating Statistic
Contract Value (1) (at period end)	13.5%	$447,051	$393,737

Statements of Operations
Revenues	8.4%	$117,042	$107,952	(0.9)%	$438,907	$442,906

Cost and expenses:
Cost of services		42,903	36,407		155,769	147,019
Member relations and marketing		35,733	30,095		123,890	126,023
General and administrative		16,256	15,101		60,871	59,415
Depreciation and amortization		5,172	5,642		20,462	22,991
Impairment loss		—	—		12,645	—
Costs associated with exit activities		—	—		—	11,518
Restructuring costs		—	1,053		—	8,568

Total costs and expenses		100,064	88,298		373,637	375,534

Income from operations		16,978	19,654		65,270	67,372

Other income, net (2)		1,262	1,185		3,140	6,246

Income before provision for income taxes		18,240	20,839		68,410	73,618
Provision for income taxes		7,479	7,405		28,047	27,989

Net income		$10,761	$13,434		$40,363	$45,629

Basic earnings per share		$0.31	$0.39		$1.18	$1.34
Diluted earnings per share		$0.31	$0.39		$1.17	$1.33

Weighted average shares outstanding
Basic		34,310	34,145		34,256	34,111
Diluted		34,666	34,398		34,553	34,293

Percentages of Revenues
Cost of services		36.7%	33.7%		35.5%	33.2%
Member relations and marketing		30.5%	27.9%		28.2%	28.5%
General and administrative		13.9%	14.0%		13.9%	13.4%
Depreciation and amortization		4.4%	5.2%		4.7%	5.2%
Income from operations		14.5%	18.2%		14.9%	15.2%
EBITDA (3)		19.7%	24.2%		19.9%	21.4%
Adjusted EBITDA (3)		19.7%	24.5%		22.8%	25.8%

(1)
We define “Contract Value” as of the quarter-end as the aggregate annualized revenue attributed to all agreements in effect on such date, without regard to the remaining duration of any such agreement.

(2)
Other income, net for the three months ended December 31, 2010 includes $0.4 million of interest income, a $0.9 million increase in the fair value of deferred compensation plan assets, and a $0.1 million foreign currency gain offset by other expense of $0.1 million. Other income, net for the three months ended December 31, 2009 includes $0.4 million of interest income, a $0.5 million increase in the fair value of deferred compensation plan assets, a $0.7 million gain on acquisition and a $0.1 million foreign currency gain offset by other expenses of $0.5 million. Other income, net for the year ended December 31, 2010 includes $1.5 million of interest income, a $1.7 million increase in the fair value of deferred compensation plan assets, and a $0.1 million foreign currency gain offset by $0.2 million of other expense. Other income, net for the year ended December 31, 2009 includes $1.8 million of interest income, a $2.7 million increase in the fair value of deferred compensation plan assets, a $1.1 million foreign currency gain and a $0.7 million gain on acquisition offset by $0.1 million of other expense.

(3)	See “NON-GAAP FINANCIAL MEASURES” for further explanation.

THE CORPORATE EXECUTIVE BOARD COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,
	2010	2009
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$102,498	$31,760
Marketable securities	10,114	18,666
Membership fees receivable, net	141,322	125,716
Deferred income taxes, net	18,727	7,989
Deferred incentive compensation	15,710	9,721
Prepaid expenses and other current assets	10,388	9,584

Total current assets	298,759	203,436

Deferred income taxes, net	43,524	39,744
Marketable securities	10,850	25,784
Property and equipment, net	83,140	89,462
Goodwill	29,266	27,129
Intangible assets, net	13,828	12,246
Other non-current assets	30,782	25,394

Total assets	$510,149	$423,195

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$52,439	$48,764
Accrued incentive compensation	40,719	27,975
Deferred revenues	251,200	222,053

Total current liabilities	344,358	298,792

Deferred income taxes	679	867
Other liabilities	82,296	73,259

Total liabilities	427,333	372,918

Total stockholders’ equity	82,816	50,277

Total liabilities and stockholders’ equity	$510,149	$423,195

THE CORPORATE EXECUTIVE BOARD COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended
	December 31,
	2010	2009
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$40,363	$45,629
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	20,462	22,991
Deferred income taxes	(11,628)	(255)
Share-based compensation	7,490	10,751
Excess tax benefits from share-based compensation arrangements	(942)	—
Gain on acquisition	—	(680)
Amortization of marketable securities premiums, net	357	691
Impairment loss	12,645	—
Costs associated with exit activities	—	11,518
Changes in operating assets and liabilities:
Membership fees receivable, net	(13,231)	3,622
Deferred incentive compensation	(5,989)	2,900
Prepaid expenses and other current assets	(446)	(91)
Other non-current assets	(5,387)	(9,525)
Accounts payable and accrued liabilities	(2,792)	(18,533)
Accrued incentive compensation	12,744	2,387
Deferred revenues	22,413	(47,512)
Other liabilities	9,036	4,681

Net cash flows provided by operating activities	85,095	28,574

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(8,322)	(7,052)
Cost method investment	—	(1,000)
Acquisition of businesses, net of cash acquired	(13,957)	5,173
Maturities of marketable securities, net	22,381	14,409

Net cash flows provided by investing activities	102	11,530

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the exercise of common stock options	436	—
Proceeds from the issuance of common stock under the employee stock purchase plan	451	725
Excess tax benefits from share-based compensation arrangements	942	—
Purchase of treasury shares	(1,237)	(87)
Payment of dividends	(15,051)	(25,196)

Net cash flows used in financing activities	(14,459)	(24,558)

NET INCREASE IN CASH AND CASH EQUIVALENTS	70,738	15,546
Cash and cash equivalents, beginning of period	31,760	16,214

Cash and cash equivalents, end of period	$102,498	$31,760